Asure Affirms Support for IRS Measures Against Fraudulent ERC Claims

AUSTIN, TEXAS — September 15, 2023 — Asure Software, Inc. (“we”, “us”, “our”, “Asure” or the “Company”) (Nasdaq: ASUR), a leading provider of cloud-based Human Capital Management (“HCM”) software solutions, today voiced its steadfast support for the Internal Revenue Service’s (“IRS”) intensified efforts to counteract fraudulent claims linked to the Employee Retention Credit (“ERC”). Aligned with the IRS’s commitment to safeguard taxpayers and ensure the rightful allocation of tax credits, Asure emphasizes its dedication to transparency, accuracy, and integrity in the processing of ERC.

In response to the recent notice from the IRS, Asure seeks to reassure its clients and investors. The Company’s primary role remains to disseminate precise information and guide clients to official IRS resources. This empowers them to assess their ERC eligibility in tandem with their CPA or attorney. Furthermore, Asure ardently wishes for its clients to obtain the tax credits they are eligible for, emphasizing the importance of rightful claims.

“We wholeheartedly back the IRS’s drive to eradicate fraudulent claims,” confirmed Pat Goepel, Chairman and CEO. “Our enduring mission is to help small businesses grow. We stand ready to assist them in accessing authoritative IRS resources securing any tax credits they’re lawfully entitled to.”

Asure’s core business model is fundamentally anchored in the recurring revenue generated from payroll, HR services, and interest income on float. While the ERC offers a one-time opportunity, it does not form the core of Asure’s long-term strategy. As further described in Asure’s recent 10K filing with the SEC for the year December 31, 2022, Asure acknowledged the potential risks associated with the ERC, especially given this new guidance from the IRS. At this point, Asure does not anticipate changes to its guidance for the fiscal quarter ended September 30, 2023, or the year ended December 31, 2023. Asure is continually monitoring the IRS rules and program updates.

About Asure Software, Inc.

Asure (Nasdaq: ASUR) is a leading provider of Human Capital Management (“HCM”) software solutions. We help small and mid-sized companies grow by assisting them in building better teams with skills to stay compliant with ever-changing federal, state, and local tax jurisdictions and labor laws, and better allocate cash so they can spend their financial capital on growing their business rather than back-office overhead expenses. Asure’s Human Capital Management suite, named AsureHCM™, includes cloud-based Payroll, Tax Services, and Time & Attendance software and Asure Marketplace as well as human resources (“HR”) services ranging from HR projects to completely outsourcing payroll and HR staff. We also offer these products and services through our network of reseller partners. Visit us at asuresoftware.com.

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements”. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks, uncertainties and assumptions over which we have no control. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. As a result, caution must be exercised in relying on forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (1) risks associated with our rate of growth and anticipated revenue run rate, including impact of the current environment; (2) reductions in employment and an increase in business failures, specifically among our clients; (3) our ability to convert deferred revenue and unbilled deferred revenue into revenue and cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue; (4) possible fluctuations in the our financial and operating results; (5) the expiration of major revenue streams such as Earned Retention Tax Credits or changes in the approach to such credits by governmental agencies, including the Internal Revenue Service or suspensions to these programs; and (6) our ability to continue to release, gain customer acceptance of and provide support for new and improved versions of our services. Please review the Company’s risk factors in its annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2023 and its quarterly report on Form 10-Q filed with the SEC on August 7, 2023. The forward-looking statements contained in this press release represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations with regard to these forward looking statements or any change in events, conditions or circumstances on which any such statements are based.

© 2023 Asure Software, Inc. All rights reserved.

Contact Information

Randal Rudniski
Vice President, Financial Planning & Analysis and Investor Relations
512-589-3562
randal.rudniski@asuresoftware.com
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